 Exhibit 99.1

INCOME FUND
EIGHT B L.P.

PORTFOLIO OVERVIEW

3rd QUARTER

2006

ICON Income Fund Eight B L.P.

- 3rd Quarter 2006 Portfolio Overview -

Dear Partner of ICON Income Fund Eight B L.P.:

ICON Income Fund Eight B L.P. (“Eight B”) raised $75,000,000 commencing with its initial offering on May 24, 2000 through the closing of the offering on October 17, 2001. As of September 30, 2006, Eight B had 741,530 limited partnership units outstanding. During the reporting period, Eight B continued to function in its “Reinvestment Period” and no additional partners were admitted.

During the Reinvestment Period, Eight B has been seeking to purchase additional equipment subject to lease, which equipment is comprised of two lease categories: (i) growth leases, where the rental cash flows have been assigned or pledged to a lender, and (ii) income leases, where the fund retains the rental cash flows. While income leases produce monthly cash flow, growth leases permit Eight B to retain an interest in the future value of the equipment on a leveraged equity basis. Eight B’s General Partner, ICON Capital Corp. (the “General Partner”), expects that the future value of the equipment in growth leases will be greater than Eight B’s initial cash investment.

Cash generated from these investments has facilitated Eight B’s distributions to investors, and over time is expected to permit acquisition of additional equipment, also referred to as “reinvestment.” Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to investors.

On October 5, 2006, Eight B announced that its Reinvestment Period, which was anticipated to end in October 2006, had been extended for six months. Cash distributions to Eight B’s limited partners will continue at the annualized rate of 8% during the extended Reinvestment Period. Following its Reinvestment Period, Eight B will enter its “Liquidation Period,” in which it will dispose of its investments in the ordinary course of business.

News Covering the Reporting Period

•  Cathay Pacific Airways Limited (“Cathay”) announced that, subject to government approvals, Shanghai will return to the airline’s passenger network in December with a daily return service between Hong Kong International Airport and Shanghai’s Pudong International Airport. The introduction of the service follows a recent decision by the Hong Kong authorities to grant Cathay traffic rights to fly passengers to Mainland China’s most important commercial hub. (Source: Cathay press release, dated September 25, 2006)

•  FedEx Express, a division of FedEx Corp. (“FedEx”), and the U.S. Postal Service announced a new agreement for domestic air transportation of mail through 2013. FedEx Express will continue to fly over 4 million pounds of U.S. mail every business day. FedEx expects the contract to generate approximately $8 billion in revenue over the life of the seven-year contract. (Source: FedEx press release, dated August 1, 2006)

Neither Eight B nor the General Partner accepts any responsibility for, or assumes any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News Covering the Reporting Period.”

Portfolio Overview

Eight B has invested both directly and indirectly through joint ventures with its affiliates. Presently, Eight B’s portfolio consists primarily of:

Income leases

•  Office fixtures, furniture and telephone systems subject to a finance lease with Regus Business Centre Corp. (“Regus”). Eight B purchased the equipment for approximately $5.3 million in cash. In March 2003, the lease was restructured as part of a bankruptcy settlement. The lease was extended for an additional 48 months at a reduced rental rate through March 2007.

•  Five aircraft engine modules on lease to TWA, LLC, a subsidiary of American Airlines, through May 2008. This investment was originally a growth lease. The aggregate purchase price was $5,950,000, the cash portion of which was $4,038,790. All debt was prepaid in November 2003.

•  A 74.87% interest in ICON SPK 2023-A, LLC (“SPK”), a joint venture with ICON Income Fund Nine, LLC. At September 30, 2006, SPK held a portfolio of five active leases consisting of various material handling equipment. The last of these leases are scheduled to expire in April 2008.

Growth leases

•  Two McDonnell Douglas DC-10-30 aircraft (N317FE and N319FE) on lease to FedEx. Eight B owns a 15% and a 90% interest in each aircraft, respectively. The interests in the aircraft were purchased for $28,352,619, of which $3,218,908 was cash. Both leases expire on March 31, 2007.

•  A 97.73% interest in ICON Cheyenne, LLC (“ICON Cheyenne”). ICON Cheyenne holds a portfolio of leases consisting primarily of material handling and manufacturing equipment. As of September 30, 2006, seven of the original 119 leases were in effect. The last of these leases is scheduled to expire in September 2007. Eight B purchased its interest in the portfolio for approximately $29,706,000, of which approximately $11,400,000 was paid in cash.

•  Two Airbus A340-313Xs (B-HXM and B-HXN) on lease to Cathay. Eight B owns a 100% interest and a 50% interest in each aircraft, respectively. The combined purchase price of the interests in both aircraft was approximately $114,592,000, of which approximately $6,375,000 was paid in cash. The original lease on the first aircraft (B-HXM) was due to expire on March 14, 2006 and has been extended until October 1, 2011. The original lease on the second aircraft (B-HXN) was due to expire on March 27, 2006 and has been extended until July 1, 2011. In connection with both lease extensions, the outstanding debt attributable to each aircraft was refinanced. At September 30, 2006, the debt balances associated with Eight B’s interests in B-HXM and B-HXN were approximately $50,051,000 and approximately $25,230,000, respectively.

•  128 photo development labs on lease to Kmart Corporation (“K-Mart”). This equipment is subject to four separate leases. Three of the leases expired and were extended for 90 days in accordance with the lease. The last lease is set to expire in January 2007. Based on recent negotiations with potential buyers, the General Partner determined that the photo labs had an impaired market value. Accordingly, Eight B recorded an impairment loss of approximately $320,000 during the third quarter of 2006 in order to more closely approximate the estimated fair value of the equipment. Eight B acquired the labs for approximately $18,234,000, comprised of approximately $682,000 in cash and approximately $17,552,000 of non-recourse debt.

10% Status Report

As of the end of the reporting period, the two Cathay aircraft and FedEx N319FE aircraft were the only three assets that individually constituted at least 10% of the aggregate purchase price of Eight B’s asset portfolio. Each aircraft is scheduled to remain on lease during the next quarter. As of September 30, 2006, FedEx had one final semi-annual payment remaining due on October 1, 2006. The aircraft is scheduled to remain on lease until its expiration in March 2007. The FedEx N319FE aircraft was manufactured in 1980 and to the best of the General Partner’s knowledge, the aircraft retains an Airworthiness Certificate and is maintained in accordance with the rules and regulations of the governing aviation authority as required under each lease.

At September 30, 2006, the two Cathay aircraft (B-HXM and B-HXN) had 60 and 57 monthly payments remaining, respectively. Both Cathay aircraft were manufactured in 1996, and to the best of the General Partner’s knowledge, each aircraft retains an Airworthiness Certificate and is maintained in accordance with the rules and regulations of the governing aviation authority as required under each lease.

 Distribution Analysis

During the reporting period, Eight B continued to make monthly distributions at a rate of 8% per annum. Cash available for distributions was generated substantially through cash from operations. From the inception of the offering period, Eight B has made seventy-six monthly distributions to its limited partners. During the first nine months of 2006, Eight B paid to its limited partners $4,452,118 in cash distributions. As of September 30, 2006, a $10,000 investment made at the initial closing would have received $5,853 in cumulative distributions representing a return of approximately 58% of such initial investment.

Fund Summary

Offering Period	5/24/2000- 10/17/2001
Size of offering	$75,000,000
Original No. of Investors	2,832
Estimated start of Fund liquidation	4/17/2007

Outlook and Overview

The ICON Cheyenne and SPK portfolios have continued to comprise the majority of maturing leases. Leases from both portfolios will continue to expire throughout 2006. The final K-Mart lease is scheduled to expire in January 2007.

As of September 30, 2006, Eight B had $875,447 in cash and cash equivalents on hand. Substantially all of Eight B’s cash flows are derived from income leases. On a monthly basis, Eight B deducts from such cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs. The remaining cash flows are then available for monthly distribution to investors.

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Balance Sheets

ASSETS

	(Unaudited)
	September 30,	December 31,
	2006	2005
Cash and cash equivalents	$875,447	$848,665

Investments in finance leases:
Minimum rents receivable	388,082	2,486,536
Estimated unguaranteed residual values	37,120	677,390
Initial direct costs, net	826	8,347
Unearned income	(8,118)	(132,337)

Net investments in finance leases	417,910	3,039,936

Investments in operating leases:
Equipment, at cost	112,702,056	118,154,977
Accumulated depreciation	(44,142,367)	(41,174,571)

Net investments in operating leases	68,559,689	76,980,406

Investments in joint ventures	3,401,237	5,002,985
Equipment held for sale	125,440	-
Due from General Partner and affiliates	-	92,836
Investment in option, at cost	2,100,000	2,100,000
Other assets, net	2,794,394	3,895,419

Total assets	$78,274,117	$91,960,247

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Balance Sheets

LIABILITIES AND PARTNERS' EQUITY

	(Unaudited)
	September 30,	December 31,
	2006	2005
Notes payable - non-recourse	$53,739,039	$63,746,059
Notes payable - recourse	2,340,000	-
Due to General Partner and affiliates	75,000	-
Deferred rental income	899,249	497,303
Accounts payable and other liabilities	1,613,013	426,263
Minority interest	420,073	353,481

Total liabilities	59,086,374	65,023,106

Commitments and contingencies

Partners' equity:
General Partner	(457,470)	(380,487)
Limited Partners (741,530 and 742,830 units
outstanding, $100 per unit original issue price)	19,645,213	27,317,628

Total partners' equity	19,187,743	26,937,141

Total liabilities and partners' equity	$78,274,117	$91,960,247

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenue:
Rental income	$3,505,650	$5,062,306	$11,688,675	$15,174,518
Finance income	21,963	107,067	126,044	477,915
(Loss) income from investments in joint ventures	(727,631)	120,374	(1,722,039)	384,461
Net (loss) gain on sales of equipment	(103,755)	172,947	342,558	35,894
Net gain on sale of investment in unguaranteed
residual values	-	-	-	320,097
Interest and other income	32,219	176,070	103,547	394,725

Total revenue	2,728,446	5,638,764	10,538,785	16,787,610

Expenses:
Impairment loss	319,770	-	319,770	-
Depreciation and amortization	2,828,231	3,015,761	8,087,923	9,779,056
Interest	1,092,317	1,048,566	2,834,886	3,313,697
Maintenance expense	-	-	1,152,698	-
Management fees - General Partner	-	362,009	410,842	1,087,113
Administrative expense reimbursements - General Partner	-	114,042	161,980	431,223
General and administrative	87,983	41,223	434,033	601,672
Minority interest	285,385	82,581	337,827	144,493

Total expenses	4,613,686	4,664,182	13,739,959	15,357,254

Net (loss) income	$(1,885,240)	$974,582	$(3,201,174)	$1,430,356

Net (loss) income allocable to:
Limited Partners	$(1,866,388)	$964,836	$(3,169,162)	$1,416,052
General Partner	(18,852)	9,746	(32,012)	14,304

	$(1,885,240)	$974,582	$(3,201,174)	$1,430,356

Weighted average number of limited partnership
units outstanding	741,530	743,257	741,824	743,272

Net (loss) income per weighted average limited
partnership unit outstanding	$(2.52)	$1.30	$(4.27)	$1.91

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statement of Changes in Partners' Equity
Nine Months Ended September 30, 2006
(Unaudited)

	Limited Partner			Total
	Units	Limited	General	Partners'
	Outstanding	Partners	Partner	Equity
Balance, January 1, 2006	742,830	$27,317,628	$(380,487)	$26,937,141

Limited partnership units redeemed	(1,300)	(51,135)	-	(51,135)
Cash distributions to partners	-	(4,452,118)	(44,971)	(4,497,089)
Net loss	-	(3,169,162)	(32,012)	(3,201,174)

Balance, September 30, 2006	741,530	$19,645,213	$(457,470)	$19,187,743

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
Nine Months Ended September 30,
(Unaudited)

Increase (decrease) in cash and cash equivalents	2006	2005
Cash flows from operating activities:
Net (loss) income	$(3,201,174)	$1,430,356
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Rental income paid directly to lenders by lessees	(11,293,412)	(13,321,998)
Finance income paid directly to lenders by lessees	(126,044)	(356,857)
Net gain on sales of equipment	(342,558)	(35,894)
Loss (income) from investments in joint ventures	1,722,039	(384,461)
Net gain from sale of investment in unguaranteed residual values	-	(320,097)
Impairment loss	319,770	-
Depreciation and amortization	8,087,923	9,779,056
Interest expense on non-recourse financing paid directly to lenders by lessees	2,765,542	2,982,678
Minority interest	337,827	144,493
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	631,420	620,899
Due from/to General Partner and affiliates	142,836	(217,790)
Other assets	949,070	(4,110)
Deferred rental income	401,946	45,821
Accounts payable and other liabilities	1,186,750	(166,053)

Net cash provided by operating activities	1,581,935	196,043

Cash flows from investing activities:
Proceeds from sales of equipment and sales advances received	924,309	969,830
Loans and advances to affiliates	-	(672,992)
Distributions to minority interest in joint venture	(271,238)	(269,335)
Proceeds from sale of investment in unguaranteed residual values	-	320,097

Net cash provided by investing activities	653,071	347,600

Cash flows from financing activities:
Cash distributions to partners	(4,497,089)	(4,504,678)
Proceeds from recourse borrowings	2,340,000	3,560,000
Cash paid for redemption of limited partnership units	(51,135)	(3,882)

Net cash used in financing activities	(2,208,224)	(948,560)

Net increase (decrease) in cash and cash equivalents	26,782	(404,917)
Cash and cash equivalents, beginning of the period	848,665	1,249,480

Cash and cash equivalents, end of the period	$875,447	$844,563

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
Nine Months Ended September 30,
(Unaudited)

	2006	2005
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$64,537	$331,019

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid directly to lenders by lessees	$12,772,561	$16,990,337
Notes payable non-recourse relinquished with repossession of equipment	$-	$3,398,406
Joint venture interests acquired from affiliate in exchange
for amounts owed	$-	$672,992
Escrow utilized to pay non-recourse debt	$281,868	$-
Transfer of equipment from direct finance lease to operating lease	$403,565	$-
Transfer of equipment in operating leases to equipment held for sale	$108,800	$-
Transfer of equipment from direct finance lease to equipment held for sale	$37,120	$-

Transactions with Related Parties

In accordance with the terms of the Management Agreement, Eight B paid the General Partner (i) management fees ranging from 1% to 7% based on a percentage of the rentals received either directly by Eight B or through joint ventures and (ii) acquisition fees of 3% calculated based on the gross value of Eight B’s acquisition transactions. In addition, the General Partner was reimbursed for administrative expenses incurred by it in connection with Eight B's operations.

Effective May 1, 2006, the General Partner waived its rights to future management fees and administrative expense reimbursements.

Administrative expense reimbursements are costs incurred by the General Partner and necessary to Eight B’s operations.  These costs include the General Partner’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to Eight B based upon the percentage of time such personnel dedicate to Eight B.  Excluded are salary and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the General Partner.

Fees and other expenses charged to operations by Eight B and paid to the General Partner or its affiliates for the three and nine month periods ended September 30, 2006 and 2005, respectively, were as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Management fees	$-	$362,009	$410,842	$1,087,113
Administrative expense reimbursements *	-	114,042	161,980	431,223

	$-	$476,051	$572,822	$1,518,336

*Limited Partners may obtain a summary of such expenses upon request.

Conclusion

Your participation in Eight B is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., General Partner

Beaufort J.B. Clarke	Thomas W. Martin
Chief Executive Officer and Chairman	Chief Operating Officer

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconsecurities.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Eight B’s costs down as mailing this report to all investors is expensive. Nevertheless, the reports are immediately available on your request.